Exhibit 10.2

COMMERCIAL SUPPLY AGREEMENT

This COMMERCIAL SUPPLY AGREEMENT (“Agreement”), dated as of August 20, 2015 (“Effective Date”), is made between PARI PHARMA GMBH, a German corporation, with a principal place of business at Moosstrasse 3, D-82319 Starnberg, Germany (“PARI”), and RAPTOR PHARMACEUTICALS, INC., a Delaware corporation, with a place of business at 7 Hamilton Landing, Suite 100, Novato, CA 94949 (“RAPTOR”). PARI and RAPTOR are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, PARI is in the business of developing, manufacturing and commercializing, among other things, drug inhalation devices and optimized formulations used in the treatment of respiratory tract disorders.

WHEREAS, RAPTOR is in the business of developing and commercializing drugs for various diseases and conditions, including without limitation the treatment of respiratory tract disorders and infectious diseases.

WHEREAS, PARI and MPEX Pharmaceuticals, Inc. (“MPEX”) were parties to a certain development and license agreement dated as of February 11, 2006 (the “Development Agreement”), and work under the Development Agreement resulted in a Drug Product meeting Performance Specification A as defined in Exhibit. 6.1 of the Development Agreement.

WHEREAS, the Development Agreement has been transferred and assigned to Tripex Pharmaceuticals, LLC (“TRIPEX”) and TRIPEX has assumed and has agreed to be bound by all the obligations of MPEX under the Development Agreement. RAPTOR is in the process of, either directly or through an affiliate, acquiring all of the assets and obligations of TRIPEX including the Development Agreement (the “Transaction”).

WHEREAS, pursuant to Section 7.5 of the Development Agreement, the Parties desire to enter into this Agreement for PARI to manufacture and supply the Device (as defined below) and Device Accessories (as defined below) for use with the RAPTOR Product (as defined below).

NOW, THEREFORE, in consideration of the premises and direct and indirect benefits to the Parties hereto and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Any capitalized term used but not defined in this Agreement has the meaning given to such term in the Development Agreement.

1.1 “Active Ingredient” means the antibiotic levofloxacin, which is contained in a particular drug material or substance.

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1.2 “Adverse Event” shall mean death, a life threatening experience, inpatient hospitalization, prolongation of an existing hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect.

1.3 “Affiliate” shall mean, with respect to a Party, any person, corporation, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with such Party. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of such entity, or by contract or otherwise.

1.4 “Applicable Laws” shall mean all applicable orders, regulations, requirements and laws of any and all supra-national, federal, state, provincial and local authorities and agencies, including without limitation all laws and regulations of such territories applicable to the maintenance of the manufacturing equipment and facilities and the manufacturing, commercialization, transportation, storage, use, handling and disposal of medical devices, components and of any hazardous materials. Applicable Laws shall include without limitation all Regulatory Requirements and Quality Standards.

1.5 “Commercially Reasonable Efforts” means that level of effort as is customary in the medical device industry as to PARI and in the pharmaceutical industry as to RAPTOR for carrying out obligations or tasks for the commercialization or the development, as the case may be, of a medical device or a pharmaceutical product, as the case may be, having similar market potential, profit potential or strategic value as the Device or the RAPTOR Product, based on conditions then prevailing, taking into account scientific, business and marketing considerations, including comparable perceived market potential, comparable regulatory pathways and cost of development.

1.6 “Confidential Information” shall mean Information, of whatever kind and in whatever form or medium, that is: (a) disclosed by or on behalf of a Party in connection with this Agreement, whether prior to or during the term of this Agreement and whether disclosed orally, electronically, by observation or in writing; or (b) expressly deemed to be Confidential Information pursuant to this Agreement. Confidential Information shall exclude any portion of such information which: (w) is known to the receiving Party before receipt thereof as can be properly evidenced by the receiving Party’s written or other records existing prior to such receipt; (x) is independently developed or discovered by the receiving Party, as can be properly evidenced by documentation or other records contemporaneous with or otherwise adequately evidencing such independent development or discovery; (y) is disclosed to the receiving Party by a Third Party who has a legal right to make such disclosure; or (z) is or becomes part of the public domain through no fault of the receiving Party.

1.7 “Control” shall mean ownership or other legal authority or right of a Party to grant a license or sublicense of intellectual property rights to the other Party without the grant or

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such license or sublicense alone constituting a material breach of an agreement between that Party and a Third Party.

1.8 “Cure Period” means the [***] business day period following the date of issuance of a Notice of Failure Event.

1.9 “Device” shall mean PARI’s proprietary inhalation delivery device developed and manufactured for use with the RAPTOR Product for pulmonary administration and intended to be branded as the [***] Nebulizer System, as set forth in the applicable Territory-Specific Appendix and Device Specifications Appendix, and any and all improvements thereto or derivatives thereof. For clarity, (i) the Parties agree that the Device will not include the [***] or any [***], and (ii) any and all improvements to or derivatives of the Device are deemed a “Device” as contemplated in this Agreement and are owned exclusively by and are the responsibility of PARI.

1.10 “Device Accessories” shall mean accessories made available by PARI for use with the Device or as replacement components, as set forth in the applicable Territory-Specific Appendix. For clarity, the Parties agree that the Device Accessories will not include the [***] or any other closed system component.

1.11 “Device Specifications” shall mean the characteristics, processing, labeling, and packaging requirements and standards for the Device and Device Accessories, as set forth in the applicable Device Specifications Appendix and Territory-Specific Appendix.

1.12 “Europe” shall mean all countries within Europe, including Turkey.

1.13 “FDA” shall mean the United States Food and Drug Administration, or any successor thereto having the administrative authority to regulate the marketing of medical devices in the United States.

1.14 “First Commercial Sale” shall mean the date of the first commercial sale of the RAPTOR Product to a Third Party.

1.15 “Forecast” shall have the meaning set forth in Section 6.2.

1.16 “Information” shall mean information (including results and data), in any tangible or intangible form, including without limitation, inventions, databases, methods, techniques, assays, processes, specifications, formulations, formulae, skills, experience, manufacturing information, financial data, test data including pharmacological, biological, models, designs, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, quality assurance data, stability data, studies and procedures, and legal information or descriptions.

1.17 “Initial Purchase Order” shall have the meaning set forth in Section 6.3.

1.18 “Joint Steering Committee” shall have the meaning set forth in Section 2.1(a).

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1.19 “Know-How” shall mean all rights in all know-how and technical information, including, without limitation, concepts, inventions (whether or not patentable), trade secrets, discoveries, formulas, systems, methods, techniques, designs, drawings, sketches, theories, descriptions, instructional materials, computer programs, computer files, images, videos and works of authorship.

1.20 “Nebulizer Handset” shall mean the portion of the Device which is specific to the RAPTOR Product and which is used to aerosolize the Drug Product (i.e. not the eBase control unit) and is intended to be branded as the [***] Nebulizer Handset.

1.21 “New Drug Application” shall mean a New Drug Application filed pursuant to the requirements of the FDA, or the equivalent application or filing in a country other than the United States.

1.22 “PARI Competitor” shall have the meaning set forth in Exhibit E.

1.23 “PARI Intellectual Property” shall mean PARI Patents and PARI Know-How.

1.24 “PARI Know-How” shall mean all Know-How Controlled by PARI or Affiliates as of the Effective Date or at any time during the Term that relates to any of the PARI Product(s) or any component thereof, the manufacture or use of the PARI Products or any component thereof, the RAPTOR Product, or the formulation, packaging or the manufacture or use of the RAPTOR Product.

1.25 “PARI Patents” shall mean the patents and patent applications set forth on Exhibit A, which include all patents and patent applications owned and Controlled by PARI or its Affiliates as of the Effective Date or at any time during the Term, which claim or relate to any of the PARI Product(s) or any component thereof, the manufacture or use of the PARI Products or any component thereof, a RAPTOR Product, or the formulation, packaging, manufacture or use of a RAPTOR Product; and any divisionals, continuations, substitutions, continuations-in-part, extensions, renewals or reissues of any of the foregoing. Upon request by RAPTOR, PARI shall provide update(s), if any, to the list of patents and patent applications set forth on Exhibit A.

1.26 “PARI Products” shall mean, collectively, Device and Device Accessories.

1.27 “Prices” shall have the meaning set forth in Section 4.1.

1.28 “Quality Agreement” shall have the meaning set forth in Section 6.1.

1.29 “Quality Standards” shall mean: (a) all applicable, then-current regulations promulgated by the FDA or other Regulatory Authority, including Quality System Regulations as described in 21 C.F.R. Part 820, and, as applicable, 21 C.F.R. Part 210 and 211; and (b) ISO 13485, ISO 9001 and any other quality standards applicable to the manufacturing and supply of medical devices in the Territory.

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1.30 “RAPTOR Product” shall mean RAPTOR’s proprietary drug formulation (which, for the avoidance of doubt, also includes MPEX’s proprietary drug formulation which will be owned by RAPTOR) which includes the Active Ingredient alone or in addition to one or more other substances, chemicals or ingredients, which shall be promoted, provided and sold for use exclusively with the Device for pulmonary administration.

1.31 “Recall” shall mean a recall, withdrawal, or field correction of any product for any reason, or a dissemination of information regarding such product due to a change in the labeling of such product.

1.32 “Regulatory Approval” shall mean approval by the applicable Regulatory Authority of (x) the manufacture, use, importation, packaging, labeling, marketing, pricing and sale of the PARI Product or (y) a New Drug Application, as applicable.

1.33 “Regulatory Authority” shall mean the FDA in the United States and the equivalent regulatory authority or entity in any other country in the Territory having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, pricing and sale of medical devices or drug products, as applicable.

1.34 “Regulatory Requirements” shall mean all applicable requirements of the Regulatory Authorities relating to manufacture and supply of any PARI Product or RAPTOR Product, as applicable.

1.35 “ROW” shall mean all the countries in the Territory excluding the United States and Canada.

1.36 “Term” shall have the meaning set forth in Section 12.1.

1.37 “Territory” shall mean the entire world.

1.38 “Territory-Specific Appendix” shall mean each sub-appendix attached to this Agreement under Appendix A summarizing the applicable Device Specifications and the specific commercial terms for the manufacture and supply of PARI Products in one or more particular country(ies) in the Territory. From time to time, the Parties, through the Joint Steering Committee, may agree to add the Territory-Specific Appendices, or modify additional Territory-Specific Appendices applicable to one or more particular country(ies) to this Agreement. Such Territory-Specific Appendices may contain provisions, terms and conditions that are exceptions to or different from this Agreement to address country specific conditions, provided, both Parties have agreed thereto in writing.

1.39 “Third Party” shall mean any person or entity that is not PARI, RAPTOR or any Affiliate of either PARI or RAPTOR.

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1.40 “United States” shall mean the United States of America and all of its territories and possessions.

ARTICLE II

GOVERNANCE; JOINT STEERING COMMITTEE

2.1 Joint Steering Committee.

(a) Membership. The Parties hereby establish a committee (“Joint Steering Committee”, or “JSC”), to perform the responsibilities set forth below. The JSC shall consist of two (2) representatives from each Party. The representatives of the JSC as of the Effective Date are set forth on Exhibit B attached hereto. Each Party shall designate one (1) of its representatives as the co-chairperson of the JSC. At least one representative should be equivalent to Vice President level. Each Party may replace its appointed JSC representatives or co-chairperson at any time upon reasonable written notice to the other Party.

(b) Responsibilities. The responsibilities of the JSC shall be:

(i) to communicate regarding RAPTOR’s worldwide strategy for the commercialization of the RAPTOR Product;

(ii) to communicate regarding PARI’s worldwide strategy for the licensing and commercialization of the PARI Products and to coordinate such strategy with RAPTOR’s strategy set forth in subsection (a) above;

(iii) to facilitate the exchange of information between the Parties with respect to the activities hereunder;

(iv) to establish procedures for the efficient sharing of information necessary for the supply of the PARI Product;

(v) to share and discuss PARI’s performance under this Agreement, including without limitation the quality of the PARI Products supplied hereunder, and escalate any issues relevant to the relationship;

(vi) to share, discuss and coordinate between the Parties to ensure that the overall market demand of PARI Products for use with RAPTOR Product is reviewed on a regular basis and met;

(vii) to create subcommittees as the JSC may find necessary or desirable from time to time for implementation of the research, development and commercialization hereunder;

(viii) to oversee the activities of subcommittees created under this Agreement, and to seek to resolve any issues that such subcommittees cannot resolve; and

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(ix) to perform such other functions as appropriate to further the purposes of this Agreement.

(c) Guiding Principles. The JSC shall perform its responsibilities based on the principles of good faith, diligence, prudence and good scientific and business judgment. The JSC shall have only the powers assigned expressly to it under this Article 2 and elsewhere in this Agreement, and the JSC shall not have any power to amend, modify or waive compliance under this Agreement.

(d) Decision Making. The JSC shall make decisions unanimously, with each Party’s representatives collectively having one (1) vote and at least one (1) representative from each Party present. In the event the JSC cannot reach an agreement regarding a decision within the JSC’s authority for a period of thirty (30) days, then any such unsettled decisions shall be resolved by the respective senior executives, officers or management of the Parties at a mutually acceptable time and place (either in person or via telephonic conference) within fifteen (15) days of the JSC’s failure to resolve the matter. In the event the Parties’ senior executives, officers or management cannot reach an agreement regarding a decision within such fifteen (15) day period, then any such unsettled disputes shall be resolved pursuant to the dispute resolution procedures set forth in Section 13.8 of this Agreement. Notwithstanding the foregoing and anything to the contrary in this subparagraph (d) or anywhere else in this Agreement, PARI shall have and retain sole decision making power with respect to the Device, Device Accessories and Device Specifications, and RAPTOR shall have and retain sole decision making power with respect to the RAPTOR Product.

(e) JSC Meetings. JSC meetings shall be held as often as necessary but at least once every year (either in person or via teleconference), or on another schedule agreed to by the Parties, with ad hoc meetings as necessary. With the consent of the representatives of each Party serving on the JSC, other representatives of each Party may attend meetings as nonvoting observers (provided such nonvoting observers have confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement). Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the JSC meetings. The JSC will be chaired by a representative of RAPTOR. The role of the chairperson shall be to convene and preside at meetings of the JSC, but the chairperson shall have no additional powers or rights beyond those held by the other Committee representatives. Within ten (10) Business Days following each JSC meeting, the chairperson shall prepare and deliver to the members of the JSC the minutes of such meeting for review and approval by both Parties. The minutes shall reflect, without limitation, all material decisions made at such meetings. Such minutes will be deemed approved unless one or more members of the JSC object to the accuracy of such minutes within ten (10) Business Days of receipt thereof.

(f) No Decisions. Notwithstanding anything to the contrary in this Agreement, no decision by either Party would be effective if such decision requires the other Party to breach any obligation or agreement with a Third Party, or to perform any activities that are different or greater in scope than those provided for specifically under this Agreement.

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2.2 Subcommittees.

(a) Membership. The JSC may establish subcommittees to coordinate specific activities. Each such subcommittee shall consist of two (2) representatives from each Party. Each Party may replace its appointed subcommittee representatives at any time upon reasonable written notice to the other Party. Each Party shall designate one (1) of its representatives as the co-chairpersons of each subcommittee.

(b) Responsibilities. The responsibilities of each subcommittee shall include:

(i) to serve as the ongoing liaison between the Parties for the tasks that it is responsible for;

(ii) to coordinate efforts related to the supply of Device and Device Accessories in the country (ies) in the Territory that it is responsible for; and

(iii) to perform such other functions as appropriate to further the purposes of this Agreement as directed by the JSC.

Such subcommittees shall not have the right to amend, modify or waive compliance under this Agreement.

(c) Decision Making. Each subcommittee shall make decisions unanimously, and each Party’s representatives shall collectively have one (1) vote. In the event any subcommittee cannot reach an agreement regarding a decision within its authority for a period of thirty (30) days, it shall refer such matter to the JSC for resolution pursuant to Section 2.1(d).

(d) Subcommittee Meetings. Other representatives of each Party may attend meetings as nonvoting observers (provided such nonvoting observers have confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement). Meetings of the subcommittees shall be effective only if at least one (1) representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the subcommittee meetings. Following each subcommittee meeting, RAPTOR shall prepare and deliver to the members of the subcommittee the minutes of such meeting for review and approval by both Parties.

2.3 Account Managers and Communication.

(a) Each of RAPTOR and PARI will assign an Account Manager to implement this Agreement and manage the relationship between the Parties. These representatives will assist with timely communication and response on critical business issues, including, without limitation, with regard to Sections 3.1 and 6.1. Account Managers will be accessible by phone, cell phone/pager, voice-mail and e-mail during regular business hours. Each Party may change its Account Manager by providing written notice to the other Party in accordance with Section 13.1 of this Agreement.

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RAPTOR:	Mike Desjardin Senior Vice President, Technical Operations 7 Hamilton Landing Suite 100 Novato, CA 94949 +1 (###) ###-####

PARI:	Vice President Business Unit eFlow: [***] Moosstrasse 3, D-82319 Starnberg, Germany ######### (+49 ## ## ## ## ##)

ARTICLE III

COMMERCIALIZATION

3.1 Overview. PARI shall be responsible for, and shall have sole discretion for support (such support shall include technical support, change management and generation of marketing materials) of PARI Products in the Territory (unless otherwise set forth in this Agreement) in compliance with all Applicable Laws, and for training the appropriate RAPTOR commercial team members. PARI must approve all language, pictures and photographs relating to PARI Products to be used in promotional and/or advertising materials generated for the RAPTOR Products prior to any use or dissemination of such materials. Notwithstanding the foregoing, RAPTOR shall be permitted to use and/or re-use any language relating to PARI Products without PARI approval if such language has been previously approved by PARI for use in promotional and/or advertising materials. RAPTOR shall be responsible for, and shall have the sole discretion for promoting, advertising, supporting and distributing RAPTOR Products in compliance with all Applicable Laws, and for training and supporting its sales force and product support personnel in connection therewith. The Parties shall, individually and cooperatively, use Commercially Reasonable Efforts to achieve the commercial potential of the PARI Products and the RAPTOR Products in the Territory within the regulatory guidelines established for sales of such products.

3.2 Commercialization of PARI Products. PARI shall sell the PARI Products to RAPTOR or any Third Party designated by RAPTOR as its representative to be further distributed to end users for use with the RAPTOR Product.

3.3 Territory-Specific Appendices. Within [***] days after RAPTOR submits a New Drug Application for a RAPTOR Product in a particular country(ies), but in any event no later than [***] days prior to the earliest anticipated approval date by the appropriate Regulatory Authority of such New Drug Application, or with respect to Europe and Canada, [***] months prior to the earliest anticipated date of First Commercial Sale in Europe or Canada, as applicable, the Parties shall agree on a Territory-Specific Appendix setting forth the commercial terms

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governing such country(ies) as necessary to commence commercial sales of the PARI Products and RAPTOR Product in such country(ies). Such Territory-Specific Appendices shall then be attached to this Agreement and incorporated in this Agreement. Thereafter, the Parties may modify or supplement such Territory-Specific Appendices from time to time by written agreement.

3.4 Branding Generally. Subject to applicable Regulatory Requirements, the packaging, labeling and promotional materials for both the PARI Products and the RAPTOR Products will be consistent with a branding strategy to be agreed upon by the Joint Steering Committee and included as part of each Territory-Specific Appendix (the “T-S Branding Strategy(ies)”). At a minimum, such T-S Branding Strategies shall contain the following elements, unless otherwise agreed to by the JSC or required by Regulatory Requirements:

(a) PARI Product Branding. PARI shall be responsible for, and shall work together with RAPTOR in good faith in selecting trademarks for use on or in connection with any PARI Product that is aligned with PARI’s branding strategy. PARI will label the packaging for Nebulizer Handset (and for the packaging of the eBase Starter Kit for countries in which the eBase Starter Kit will be made available by the Parties). As determined by PARI, packaging will include the PARI wordmark and/or logo and/or the PARI Pharma wordmark and/or logo, the EFLOW® Technology logo, a dedicated, unique brand name for the Device, and the Drug Reference (as defined below). The Nebulizer Handset component of the Device will include the dedicated, unique brand name for the Device and the Drug Reference. The aerosol head component of the Device will include only the dedicated, unique brand name for the Device. Some of the above Device components may have a distinct item number, and, to the extent applicable, all such item numbers will be identified on the packaging for the Nebulizer Handset. For purposes of this Section 3.4, unless specified otherwise by Regulatory Authorities, the “Drug Reference” means either (i) the generic drug name associated with the RAPTOR Product, and/or (ii) RAPTOR’s trademark for such RAPTOR Product, depending upon the status of RAPTOR’s branding for the RAPTOR Product at the time of commercialization by the Parties as contemplated herein. Notwithstanding the foregoing, the Parties shall discuss the precise forms of co-branding to accompany the PARI Products and the RAPTOR Products, including support or other promotional materials therefor, to promote the use of the PARI Products exclusively for use with the RAPTOR Product. RAPTOR shall not modify PARI’s labeling in any way (including by over-labeling), and all support and promotional materials including any of PARI’s trademarks, artwork, images or similar materials must be reviewed and approved by PARI pursuant to agreement by the appropriate subcommittee or otherwise in writing prior to use. RAPTOR shall not use any photographs or graphic depictions of the PARI Products without PARI’s prior written approval.

(b) RAPTOR Product Branding/PARI Product Recognition. RAPTOR shall be responsible for, and shall have sole discretion, in selecting trademarks for the use on or in connection with any RAPTOR Product and determining the packaging, labeling and branding of any RAPTOR Product; provided, however, that, where appropriate, RAPTOR shall provide recognition of the PARI Product approved by the applicable Regulatory Authority for use with the RAPTOR Product. In addition, subject to Regulatory Requirements, RAPTOR agrees to

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include in the product labeling for the RAPTOR Product the precise Device brand name and the Device item number(s) approved to administer the RAPTOR Product.

3.5 Product Support. Each Territory-Specific Appendix shall set forth the product support capabilities for PARI Products and for RAPTOR Products.

3.6 Change of Manufacturing Processes. The Parties acknowledge that PARI improved the manufacturing processes of the PARI Products since the pivotal clinical trials for the RAPTOR Product were initiated. The Parties agree that the most current version of PARI Products shall be used commercially. Therefore, the Parties will discuss in good faith whether the PARI Products to be delivered by PARI to RAPTOR according to the Initial Purchase Order and subsequent Purchase Orders with a delivery date no later than [***] days following the First Commercial Sale, will be the version of PARI Products (i) which were used in the pivotal clinical trials (which were initiated and completed prior to the Effective Date) or (ii) which are the most current version of PARI Products as communicated by PARI to RAPTOR. In any event and subject to a successful completion of the in-vitro experiments indicating equivalence between both versions of the PARI Products the Parties agree that all PARI Products with delivery dates after the [***] day following the First Commercial Sale will correspond to the most current version of PARI Products.

RAPTOR will cover the costs for in-vitro comparison of the RAPTOR Product delivered via PARI Products (a) as used in the pivotal clinical trials of the RAPTOR Product and (b) via the most current version of PARI Products which cost shall not exceed [***].

The Parties agree that all time periods and lead times associated with the delivery of PARI Products relate to the most current version of PARI Products. The Parties will discuss in good faith the lead times for Purchase Orders and for delivery of PARI Products with a version of PARI Products which corresponds to the version used in pivotal clinical trials of the RAPTOR Product and which trials were completed prior to the Effective Date.

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ARTICLE IV

PAYMENTS

4.1 Pricing. PARI shall sell the PARI Products at the prices as set forth below (the “Prices”):

(a)

Prices
for each unit of Nebulizer Handset	[***]*

for each unit of eBase Starter Kit, comprised of an eBase controller and other Device Accessories, but excluding the Nebulizer Handset, supplied (“eBase Starter Kit”)	[***]

*	co-packaged or co-shipped with RAPTOR Product only (i.e. not for sale via PARI distributors).

(b) Notwithstanding anything to the contrary in this Agreement or the Development Agreement, the Parties acknowledge that PARI has established a network of distributors for its devices in the European Union and ROW. RAPTOR will use its best efforts to utilize that existing network or propose additional distributors to operate in comparable manner pursuant to comparable terms. The distributors do not provide any support services unless otherwise agreed to in writing by the Parties.

(c) If RAPTOR requests support services for Europe and ROW, then RAPTOR shall pay, in addition to the prices above, a fair and equitable allocation of that portion of any distributor mark-up associated with product servicing and support.

(d) The Parties hereby agree that since (i) the eFlow rapid nebulizer system is broadly available in Europe within the CF patient population and (ii) the Parties anticipate that patients will utilize the eBase controller which is part of the eFlow rapid nebulizer system to operate the Nebulizer Handset, then no eBase Starter Kit will be needed in Europe and PARI will not be required to deliver Devices to RAPTOR in Europe, unless otherwise set forth in the applicable Territory-Specific Appendix, or in such other circumstances where the eBase controller is no longer available via other distributions of the eFlow rapid nebulizer system.

4.2 Price Adjustment According to Index of Producer Prices. The Parties agree that the Prices set forth above may be adjusted from time to time by at least ninety (90) days prior written notice to RAPTOR, provided that (i) such increase shall not occur more often than once [***] months and (ii) the percentage of such increase shall [***] the (i) Effective Date in case of the first increase, or (ii) the date of the last increase in case of any subsequent increases.

4.3 Invoicing. Except as otherwise set forth in Article VI of this Agreement, PARI shall invoice RAPTOR when PARI ships the PARI Products pursuant to the Initial Purchase Order or the Purchase Orders. Subject to the terms and conditions of this Agreement, RAPTOR shall pay all undisputed invoices for the PARI Products delivered and accepted in accordance with Section 7.4 within thirty (30) calendar days after the date of shipment.

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4.4 Payment.

(a) Payment Type. All payments pursuant to this Agreement for the PARI Products shall be paid to the address listed on the applicable invoice or designated account for payments made by electronic transfer.

(b) Withholding of Taxes. RAPTOR may withhold from payments due to PARI amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. RAPTOR shall provide to PARI all necessary documents and correspondence and written evidence to demonstrate the payment of such tax, and shall also provide to PARI any other cooperation or assistance on a reasonable basis as may be necessary to enable PARI to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit.

(c) Late Payments. Any payments or portions thereof due hereunder which are not paid when due (unless disputed by RAPTOR in good faith) shall bear interest equal to the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional [***] percent ([***]%) per year calculated on the number of days such payment is delinquent. This Section 4.4(c) shall not limit other remedies available to PARI.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

ARTICLE V

REGULATORY

5.1 Regulatory Assistance.

(a) The Parties shall cooperate in good faith to obtain any Regulatory Approvals for the use of PARI Products with RAPTOR Products. PARI shall provide or make available to Regulatory Authorities regulatory and technical information relating to the PARI Products and/or components thereof as reasonably requested by RAPTOR to the extent required by a Regulatory Authority or that the Parties mutually agree will be helpful for a filing with a Regulatory Authority. RAPTOR shall provide regulatory and technical information and data relating to the RAPTOR Products as reasonably requested by PARI to the extent required by a Regulatory Authority or that the Parties mutually agree will be helpful for a filing with a Regulatory Authority or in order for PARI to submit similar filings with any appropriate Regulatory Authority. PARI shall cooperate with any inspection of its facilities, (including facilities of its Affiliates) by any Regulatory Authority relating to the PARI Products. RAPTOR shall cooperate with any inspection of its facilities (including facilities of its Affiliates) by any Regulatory Authority relating to the RAPTOR Products. Each Party shall notify the other Party, as soon as reasonably practicable but in any event within forty-eight (48) hours via telephone, followed by a notice in writing in the event any action is taken or threatened by a Regulatory Authority relating to the PARI Products and the RAPTOR Products, as applicable.

(b) It is currently anticipated by the Parties that, with respect to the United States, the Device regulatory path shall not include a [***]. Instead, the Parties currently anticipate proceeding with a [***].

(c) Notwithstanding anything to the contrary in this Agreement, in the event that the Regulatory Requirements to obtain a Regulatory Approval in any country in the Territory exceeds the amount of work or time involved or required from PARI compared to a [***], then RAPTOR shall promptly reimburse PARI for the additional work performed and costs incurred by PARI according to the Project Rate as defined in the Development Agreement.

5.2 Reimbursement Assistance. The Parties shall cooperate in good faith to obtain reimbursement of PARI Products with the RAPTOR Product in those countries or territories where applicable. In Europe, in the countries set forth on Exhibit C PARI has established reimbursement approval for the eFlow rapid nebulizer system providing access to the eBase controller needed to operate the Nebulizer Handset for patients. Each Party shall provide to the other reasonable regulatory and technical information relating to the PARI Products and/or components thereof or the RAPTOR Products and/or components thereof, as applicable, as reasonably requested by a payor source (without compromising confidentiality and in compliance with all Applicable Laws).

5.3 Safety Data Exchange Agreement. Within [***] days after submission to a Regulatory Authority for marketing approval in any given country of the RAPTOR Product, or with respect to Europe and Canada, [***] months prior to the earliest anticipated date of First

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Commercial Sale in Europe or Canada, as applicable, the Parties shall enter, with respect to such country, into a safety data exchange agreement governing the safety data exchange, adverse event reporting, patient support and management of patient compliance relating to the Device, Device Accessories and Drug Product (each a “Safety Data Exchange Agreement”). Prior to the Parties entering into the Safety Data Exchange Agreement, Section 7.4(c) of the Development Agreement, which is hereby incorporated into this Agreement by reference as if fully set forth herein, shall govern the Parties’ agreement with respect to safety data exchange, adverse event reporting, patient support and management of patient compliance relating to the Device, Device Accessories and Drug Product for the Territory.

5.4 Recall.

(a) PARI Product.

(i) Each Party shall promptly notify the other Party in writing if any Regulatory Authority or other governmental agency having jurisdiction requests or orders it to conduct a Recall of any PARI Product, or if PARI determines to undertake a Recall of any PARI Product voluntarily. Prior to the beginning of any such Recall, the Parties agree to discuss the Recall process. Promptly after being notified of such Recall, but in no event later than may be required to permit such Party conducting such Recall to meet applicable Regulatory Requirements, the other Party shall provide the Party conducting such Recall with reasonable assistance in connection with such Recall as requested by the Party conducting such Recall.

(ii) If PARI is required or determines to effect any such Recall, then PARI shall solely manage such Recall and be responsible for (i) the cost of notifying end users; (ii) costs associated with the collection and shipment from end users of the PARI Product(s) subject to such Recall; and (iii) costs of replacing such PARI Product(s), including the cost of shipping the replacement PARI Product(s) to the affected end users.

(iii) In the event that the RAPTOR Product is recalled and as a consequence the FDA or other Regulatory Authority also requires the Device be retrieved or recalled for any reason, then RAPTOR will bear the costs (x) of notifying end users; (y) costs associated with the collection and shipment from end users of the PARI Product(s) subject to such Recall; and (z) costs of replacing such PARI Product(s), including the cost of shipping the replacement PARI Product(s) to the affected end users.

(b) RAPTOR Product.

(i) RAPTOR shall promptly notify PARI in writing if any Regulatory Authority or other governmental agency having jurisdiction requests or orders it to conduct a Recall of any RAPTOR Product, or if it determines to undertake a Recall of any RAPTOR Product voluntarily. Prior to the beginning of any such Recall, the Parties agree to discuss the Recall process. RAPTOR shall solely manage such Recall and be responsible for (i) the cost of notifying end users; (ii) costs associated with the collection

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and shipment from end users of the RAPTOR Product subject to such Recall; and (iii) costs of replacing such RAPTOR Product, including the cost of shipping the replacement RAPTOR Product(s) to the affected end users.

ARTICLE VI

MANUFACTURE AND SUPPLY OF PARI PRODUCTS

6.1 Manufacture of PARI Products. PARI shall manufacture all PARI Product(s) in accordance with the applicable Device Specifications and Applicable Laws. Within [***] days after submission to a Regulatory Authority for marketing approval in any given country of the RAPTOR Product, the Parties will enter, with respect to such country, into an agreement governing the change control processes, good manufacturing practices, quality system regulations, other standards and procedures for manufacturing and supplying the Device and the Device Accessories as required by Quality Standards and Regulatory Requirements customary for similar agreements (each a “Quality Agreement”). Any significant modification(s) to the Device Specifications which lead to the change of the article number or the revision status of at least one (1) of the following assemblies: (i) the Device, (ii) the connection cord, (iii) the controller, (iv) the AC power supply, (vii) the folding carton and/or (viii) the instructions for use, shall be subject to the Parties’ written agreement prior to the implementation of such significant modifications, provided, however, that if RAPTOR has not responded to PARI in writing within [***] business days of receipt of PARI’s notice regarding such modifications, then RAPTOR shall be deemed to have approved such modifications. PARI shall promptly inform the JSC of any other PARI Product modification(s) that could give rise to questions on the part of end-users or others involved in Device distribution.

6.2 Forecasts. Unless otherwise agreed to by the Joint Steering Committee, no later than [***] days after submission to a Regulatory Authority for marketing approval in any given country of the RAPTOR Product or with respect to Europe and Canada, [***] months prior to the earliest anticipated date of First Commercial Sale in Europe or Canada, as applicable, and thereafter on a quarterly basis during the Term, at least [***] days before the end of each calendar quarter, RAPTOR shall provide PARI with its good faith written projections (broken down by Devices and Device Accessories) of the anticipated total market requirements of PARI Products for each country in the Territory (“Forecast”), on a monthly basis during the one (1)-year period immediately following the calendar quarter in which such projection is issued. PARI will acknowledge, in writing, receipt of the Forecast and accompanying Purchase Orders (as defined below) within [***] business days of receiving the Forecast. After the first quarter of the first Forecast, the forecasted quantities of PARI Products set forth in the first [***] months of each Forecast shall be binding upon RAPTOR and PARI. Delivery per each Purchase Order will be within [***] percent ([***]%), unless otherwise agreed to, of the quantity specified in the agreed-upon Purchase Order that is [***] days or more out, in which case the Purchase Order shall be deemed to have been completed.

6.3 Initial Purchase Orders for PARI Products. No later than [***] after submission to a Regulatory Authority for marketing approval in any given country of the RAPTOR Product or with respect to Europe and Canada [***] months prior to the earliest

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anticipated date of the First Commercial Sale in Europe or Canada, as applicable, RAPTOR shall provide PARI with a PARI Product purchase order for a quantity of Devices and Device Accessories by item number (each an “Initial Purchase Order”) and PARI shall complete the manufacture of such Devices and Device Accessories within [***] days after PARI receives and confirms such Initial Purchase Order for the Devices. PARI shall produce sub-components for Devices and Nebulizer Handsets as specified in the Initial Purchase Order. Such sub-components shall not be labeled with a trademark or according to the branding strategy until RAPTOR and PARI will have mutually agreed and confirmed in writing the labeling of the Devices and Nebulizer Handsets. The shipment date of the Devices and Nebulizer Handsets covered by such Initial Purchase Order shall allow PARI a lead time of [***] days from the date of written agreement on the labeling of the Device and Nebulizer Handset for completing the finished components. PARI shall store such PARI Products until such time as PARI delivers such PARI Products on the dates and to the locations to be provided by RAPTOR in written instructions to PARI prior to the First Commercial Sale in the respective country. Notwithstanding Section 4.2 above, PARI shall provide RAPTOR with an invoice for the PARI Products manufactured by PARI pursuant to such Initial Purchase Order upon receipt and confirmation of the Initial Purchase Order, and RAPTOR shall pay the invoice submitted by PARI for the Initial Purchase Order within thirty (30) calendar days after the date of invoice.

6.4 Subsequent Purchase Orders.

(a) PARI shall supply PARI Products to RAPTOR in accordance with the terms and conditions of this Agreement, and in accordance with the purchase orders submitted to PARI by RAPTOR (the “Purchase Orders”). Each Purchase Order shall include item numbers and quantity, delivery location(s), contact information and shipment date(s). PARI shall ship the quantity of PARI Products specified in each Purchase Order no less than [***] days after the date and confirmation of such Purchase Order by PARI, unless otherwise agreed to by PARI and RAPTOR; provided, however, that no such Purchase Order shall have a shipment date prior to the [***] day following the shipment date on the Initial Purchase Order. PARI shall use commercially reasonable efforts to accept and fill Purchase Orders placed by RAPTOR that are in excess of the forecasted quantities for such time period. PARI shall notify RAPTOR within [***] business days if it cannot meet the requested shipment date for the excess quantities; provided, however that failure by PARI to fulfill such excess quantities shall not be deemed a breach under this Agreement. Any special or customized labeling or shipment requirements will need to be discussed and agreed to by the parties along with any associated added costs billed to RAPTOR. In the event of any supply interruption or inadequate quantities of the PARI Products available to fulfill RAPTOR’s requirements, PARI shall provide to RAPTOR such quantity of PARI Products that equal RAPTOR’s pro rata portion of all available quantities of devices, nebulizers or any related accessories, as applicable, based on then-pending forecasts of all PARI customers.

(b) PARI’s sale of PARI Products hereunder shall be subject to the terms and conditions of this Agreement and not to any terms and conditions stated on any Purchase Order, PARI’s written acceptance of a Purchase Order or other document not effectively amending this Agreement, except insofar as such Purchase Order or other document establishes the quantity,

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delivery date, specific shipping requirements and destination of shipment of PARI Products ordered. Any additional, inconsistent or different terms and conditions contained in such other documents are hereby expressly rejected.

(c) Rush orders for PARI Products requesting a delivery date sooner than one [***] days after the date of such Purchase Order may incur additional charges. Such additional charges shall be equal to the actual cost incurred by PARI (over and above non-rush order costs) due to the rush order.

6.5 Relationship to the Development Agreement. The provisions of this Agreement shall replace and supersede Section 7.6 and Exhibit 7.5 of the Development Agreement in their entirety.

6.6 Measures to Prevent Shortfall. The Parties recognize that continuity in the manufacture and supply of the Devices is critical for the commercial success of the PARI Products and RAPTOR Products in the Territory and is important for patient care. The Parties have agreed on the following terms and conditions in this Section 6.6 to minimize the risk of discontinuity in such manufacture and/or supply.

(a) Contingency Plan. [***] months prior to the first anticipated approval date of the RAPTOR Product and the PARI Product, or with respect to Europe and Canada, [***] months prior to the anticipated date of the First Commercial Sale in Europe or Canada respectively, PARI will provide to RAPTOR its draft contingency plan for ensuring the continuity of manufacture and supply of Devices in the event of a Supply Interruption (the “Contingency Plan”). RAPTOR shall have the opportunity to review and comment on such draft Contingency Plan and the Parties shall finalize such Contingency Plan by mutual written agreement.

(b) Notice of Supply Interruption. In the event of any planned or unexpected interruption of PARI’s ability to supply PARI Products in accordance with this Agreement for any reason, other than an interruption required by Applicable Laws, Regulatory Requirements or Regulatory Authority, including such as an interpretation related to an adverse event with respect to the use of a PARI Product (a “Supply Interruption”), PARI shall promptly notify RAPTOR. Such notification shall be for the Parties’ planning purposes only.

(c) Safety Stock. For the purpose of guarding against unexpected changes in market demand or unforeseen manufacturing failures, delays and shortfalls, PARI agrees to maintain, at its own cost and expense, safety stock of the PARI Products, or components to make the foregoing (the “Safety Stock”), equal to [***] months supply as set forth and agreed to by the Parties in the most current Forecast but excluding the demand for PARI Products to (i) build up Safety Stock, (ii) fill the distribution chain, or (iii) any other temporary demand for additional devices; provided, however, that this amount of Safety Stock may be revised as mutually agreed to by the Parties. PARI shall have such Safety Stock in place beginning [***] months after the first Marketing Approval of the RAPTOR Product. RAPTOR agrees to build up and maintain, at its own cost and expense, Safety Stock of the Nebulizer Handsets equal to [***] months’ supply

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as set forth in the most current Forecast. RAPTOR shall have such Safety Stock in place beginning [***] after the First Commercial Sale of the RAPTOR Product. The time period to build up of Safety Stock may be extended if the actual market demands for PARI Products exceed the Forecast. PARI may only use the Safety Stock to fulfill Purchase Orders from RAPTOR in case of supply shortages and will have to fill up the Safety Stock again within [***] months. Similarly, RAPTOR may only use its own Safety Stock in case PARI is not able to fulfil Purchase Orders on time and will have to fill up the Safety Stock again within [***] months. Starting [***] months prior to the expiration of the Term of this Agreement the Parties shall be allowed to reduce their Safety Stock so that no Safety Stock may exist at the end of the Term.

(d) Back-up Manufacturer.

(i) Notice of Supply Interruption. In the event of any planned or unexpected interruption of PARI’s ability to supply Devices in accordance with this Agreement for any reason, other than an interruption required by regulation or a Regulatory Authority, such as an interpretation related to an Adverse Event with respect to the use of the Device (a “Supply Interruption”), PARI shall promptly notify RAPTOR. Such notification shall be for the Parties’ planning purposes only and shall not in itself constitute a Failure Event if none of the conditions described in Section 6.6(d)(ii) has been met.

(ii) Failure Event. The Parties acknowledge the possibility that one or more of the following events (each, a “Failure Event”) may occur:

(1) PARI undergoes a voluntary or involuntary dissolution;

(2) PARI ceases to conduct business in the normal course, becomes insolvent, files for bankruptcy, is subject to a bankruptcy proceeding or otherwise becomes bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets, avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors; or

(3) PARI’s failure to supply at least [***] percent ([***]%) of all quantities of Devices, Nebulizer Handsets and eBase Starter Kits (which, for purposes of calculating a Failure Event under this subsection (3), shall be calculated individually) set forth in all accumulated Purchase Orders (but only to the extent each such Purchase Order is within the applicable forecasted amount) in any [***]; provided that in order for a shortage in supply to qualify under this subsection (3), the delivery date in the applicable Purchase Order corresponding to such supply shortage must be at least [***] days from the delivery date in any other Purchase Order for which a shortage in supply occurred and is being applied towards a Failure Event under this subsection (3); and provided further that PARI shall be permitted to use Safety Stock to avoid an incomplete Purchase Order, in

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which case such Purchase Order shall be deemed complete and not be counted towards the occurrence of a Failure Event.

(iii) Notification. PARI shall promptly notify RAPTOR in writing upon the occurrence of any Failure Event set forth in subsection (1) or (2) in clause (ii) above, and RAPTOR may notify PARI in writing upon the occurrence of an event set forth in subsection (3) of clause (ii) above (each such notice, a “Notice of Failure Event”).

(iv) Cure. Should a Failure Event occur, PARI shall during the Cure Period provide RAPTOR a written proposal which provides for a cure of the Failure Event, including implementation of the Contingency Plan to the extent its provisions apply to the Failure Event. If a Failure Event set forth in Section 6.6(d)(ii)(1) or (2) occurs, PARI may provide RAPTOR prior to the end of the Cure Period, a written proposal which reasonably demonstrates that the manufacturing and supply capabilities for Devices under this Agreement are not, and will not be, compromised by such Failure Event. RAPTOR will give good faith consideration to PARI’s written proposal and if RAPTOR agrees the proposal is reasonably adequate, the Failure Event will be deemed resolved. If the Failure Event set forth in Section 6.6(d)(ii)(3) occurs, PARI shall provide RAPTOR, prior to the end of the Cure Period, a written proposal which includes: (1) a statement of the exact amount of Safety Stock and other Devices remaining in PARI’s inventory; (2) the current and expected (based on the Forecast) orders for Devices; and (3) PARI’s plans for remedying the Failure Event. Such remedies may include, but are not limited to, PARI’s implementation of the Contingency Plan, establishment of a new manufacturing line at an alternate PARI facility or PARI establishing an agreement with a Third Party to begin manufacturing. RAPTOR will have [***] days to review and give good faith consideration to PARI’s written proposal and, if RAPTOR agrees the proposal is reasonably adequate, approve PARI’s proposal for cure.

(v) If RAPTOR reasonably believes that PARI’s proposal with respect to any Failure Event is not adequate to restore continuity of supply, then the designated senior executives, officers or management of PARI and RAPTOR shall meet (in person or via phone) at a mutually acceptable time within [***] days after RAPTOR’s rejection of PARI’s cure proposal to discuss and attempt to resolve such Failure Event. If the outcome of such meeting(s) is not reasonably satisfactory to RAPTOR, then (1) PARI hereby grants to RAPTOR a non-exclusive license, under the PARI Intellectual Property, to make or have made (other than by a PARI Competitor) the Devices solely for use with the RAPTOR Products in the MPEX Field (as defined in the Development Agreement) in the Territory (the “Limited Back-Up License to Manufacture”); and (2) PARI agrees to provide (x) contacts to its suppliers of raw materials and components, and (y) it’s standard operating procedures which relate to the production of PARI Products to RAPTOR (and/or its designated contract manufacturer, but excluding a PARI Competitor) with respect to manufacturing the Devices, in each case at RAPTOR’s reasonable request and at its expense (the foregoing information and technology to be defined as “PARI Property”); provided, however, that PARI makes no guarantee of any

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result for RAPTOR or that RAPTOR will be able to manufacture or have manufactured the Devices. RAPTOR shall not have the right to provide any PARI Property to a PARI Competitor.

(vi) To the extent permitted by the Third Party License Agreement and subject to PARI’s written approval (not to be unreasonably withheld), the Limited Back-Up License to Manufacture shall be sublicenseable; provided, however, that: (a) PARI Property transferred to a Third Party to effectuate the Limited Back-Up License to Manufacture shall be subject to the provisions of Article 12 and RAPTOR shall be responsible for any breaches thereof; (b) any sublicense to a Third Party by RAPTOR must expressly provide that the Third Party shall use the PARI Property only for the purpose of manufacturing the Devices for supply to RAPTOR; (c) RAPTOR will not enter into an agreement with any Third Party for Device manufacture that contains terms and conditions that are materially better for the Third Party in the aggregate than those offered by a Third Party manufacturer suggested by PARI to RAPTOR pursuant to Section 6.6(3)(iv), if any; and (d) RAPTOR shall not have the right to grant a sublicense of the Limited Back-Up License to Manufacture to a PARI Competitor.

(vii) In acknowledgment of PARI’s reasonable concern over the protection of PARI Property, RAPTOR shall not undertake, or cause to be undertaken, the proprietary aspects of manufacture of the Device’s or Nebulizer Handset’s aerosol heads pursuant to the Limited Back- Up License to Manufacture in the countries listed on Exhibit F hereto, except to the extent such country currently listed no longer is listed on the TRIPS Priority Watch list.

(viii) If PARI regains the ability to manufacture and supply Devices in quantities necessary to fulfill its obligations under this Agreement before exhaustion of the Safety Stock inventory or before RAPTOR is able to produce the first commercial Devices using the Back-Up License, then: (x) RAPTOR shall immediately cease (and cause any Third Party manufacturing Devices on behalf of RAPTOR to cease) the manufacturing of the Devices, and the Limited Back-Up License to Manufacture shall automatically terminate without any further action by any Party, (y) no Back-Up License to Sell shall be granted, and (z) the Devices manufactured by or on behalf of RAPTOR to date shall not be sold or otherwise brought to market.

(ix) If PARI is unable to resolve such Failure Event after exhaustion of the Safety Stock, then, subject to the terms and conditions of this Agreement, PARI hereby grants to RAPTOR a non-exclusive and sub-licensable license under the PARI Intellectual Property, to sell the Devices solely for use with the RAPTOR Products in the MPEX Field (as defined in the Development Agreement) in the Territory (the “Back-Up License to Sell”); provided, however, that RAPTOR shall remain responsible for royalties on Net Sales of the RAPTOR Products. Except to the extent not permitted by the Third Party License Agreement, such license shall be sublicenseable.

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(x) Notwithstanding anything to the contrary in this Section 6.6(c), if RAPTOR does not pay the royalties due under the License Agreement, then the Limited Back-Up License to Manufacture and the Back-Up License to Sell shall not, or shall not continue to, as applicable, be granted and RAPTOR shall immediately cease, to the extent any such license was previously granted, to exercise such license rights.

(xi) Restrictions; End of Failure Event. The Limited Back-Up License to Manufacture shall not include RAPTOR’s right to modify or improve Devices, except as required to resolve any safety concerns subject to (x) having obtained PARI’s prior written approval, such approval not to be unreasonably withheld, and (y) all ownership rights to such improvements and modifications will be exclusively owned by PARI, and RAPTOR will promptly transfer and assign any and all of its rights in such improvements and modifications to PARI. If RAPTOR exercises the Limited Back-Up License to Manufacture and PARI subsequently regains the manufacturing ability necessary to manufacture and supply Devices to RAPTOR, then RAPTOR shall, as soon as possible, return to obtaining supply of the Devices from PARI under this Agreement, provided that the foregoing shall not be construed to obligate RAPTOR to terminate its then existing supply agreement on less than [***] days notice.

ARTICLE VII

DELIVERY

7.1 Delivery. PARI shall deliver to RAPTOR all PARI Products in conformance with each applicable Purchase Order. All deliveries of PARI Products shall be accompanied by any documentation that PARI customarily includes in shipments of such Device and/or Device Accessories.

7.2 Shipping; Risk of Loss. All shipments for PARI Products will be delivered (x) [***]; and (y) [***].

7.3 Testing. PARI shall test the orders of PARI Product to be supplied to RAPTOR as set forth in the Quality Agreement.

7.4 Acceptance. RAPTOR shall have a period of [***] days from the date of receipt of any shipment of the Device and/or Device Accessories to test for quality and quantity of the shipment and accept or reject such shipment. RAPTOR shall have the right to reject all or a portion of a shipment for any visible damage, for failure to meet the applicable Device Specifications or comply with Applicable Laws. In addition, PARI shall, as soon as commercially practicable, deliver additional units of the Nebulizer Handsets, eBase Starter Kits and/or Device Accessories to the extent there is a shortage in quantity in any shipment. If RAPTOR rejects all or a portion of a shipment of the Device and/or Device Accessories, it shall notify PARI in writing within such [***] days, indicating the particular lot, date of delivery and the defect(s) observed. Upon PARI’s receipt of a rejection from RAPTOR and PARI’s acceptance in good faith of such a rejection, PARI shall, at the option of RAPTOR, replace the Device and/or Device Accessory or replace the defective part or component, in each case, at

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PARI’s sole expense. In the event RAPTOR does not so notify PARI within [***] days after its receipt of any shipment thereof, RAPTOR shall be deemed to have accepted such shipment and shall be obligated to make payment therefor as provided in this Agreement. Thereafter, RAPTOR may return any PARI Product only pursuant to Section 8.3 below.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a) Due Authorization. Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(b) Enforcement of Obligations. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c) No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not conflict with, or constitute a default or require any consent under, any contractual obligation of such Party.

8.2 Device Warranties. PARI represents, warrants and guarantees that each unit of PARI Products supplied to RAPTOR:

(a) as of the time of first use, complies with the applicable Device Specifications set forth in the applicable Territory-Specific Appendix;

(b) has been manufactured in compliance with Applicable Laws;

(c) with respect to the durable components ([***] or [***], [***]) of each [***], will have no material defect in workmanship for a period of at least [***] months from the date of receipt by an end user;

(d) with respect to each [***], will have no material defect in workmanship when the [***] is used by such end user for the first time, provided such [***] has been properly used and maintained in accordance with any product user manual or the “Instructions for Use” for the applicable [***]; and

(e) is, upon shipment to RAPTOR, free and clear of all security interests, liens and other encumbrances of any kind or character.

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8.3 Warranty Replacement.

(a) Warranty to End Users. To the extent required by Applicable Laws, the period and requirement of the warranty set forth under Section 8.2(c) shall be included in the “Instructions for Use” of the Device.

(b) PARI’s Responsibilities. PARI shall be solely responsible for any warranty claim that it accepts which alleges that any PARI Product does not conform with any of the warranties described under Sections 8.2 by replacing the non-conforming units. PARI shall ensure that all PARI Hotlines established and maintained pursuant to Section 3.5 shall have the capability to accept warranty calls in a timely and efficient manner. The Parties shall establish appropriate timelines for responding to warranty calls in the different countries within the Territory. PARI shall have the right to inspect defective Devices and/or Device Accessories to determine the validity of warranty claims under this Section 8.3 or to comply with applicable Regulatory Requirements.

8.4 Warranty Limitations or Disclaimers. THE WARRANTIES, LIMITATIONS AND DISCLAIMERS DESCRIBED IN THIS ARTICLE 8 ARE EXCLUSIVE AND SUPERSEDE ANY OTHER WARRANTY LIMITATIONS AND DISCLAIMERS GIVEN BY PARI OR RAPTOR, WHETHER WRITTEN OR ORAL. EXCEPT FOR THE EXPRESS WARRANTIES IN SECTION 8.2, PARI MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO ANY PARI PRODUCT, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, FOR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. RAPTOR AND ITS DESIGNEES SHALL NOT MAKE ANY REPRESENTATION OR WARRANTY ON BEHALF OF PARI THAT EXCEEDS THE EXPRESS WARRANTIES IN SECTION 8.2.

8.5 Compliance with Laws. Each Party certifies that it shall not violate any Applicable Law, including but not limited to, the federal anti-kickback statute, set forth at 42 U.S.C. sec. 1320a-7b(b), the Public Contracts Anti-Kickback Act, 41 U.S.C. sec 50 et seq., any state anti-kickback law, the Health Insurance Portability and Accountability Act (“HIPAA”), set forth at 42 U.S.C. sec. 1320d-2, and the Foreign Corrupt Practices Act, set forth at 15 U.S.C. sec. 78dd-1, et seq.

ARTICLE IX

INTELLECTUAL PROPERTY

9.1 Trademark.

(a) License and Authorization.

(i) Subject to the terms and conditions set forth in this Agreement, PARI hereby grants to RAPTOR and its designees, a non-exclusive, non-transferable right and license to use PARI’s trademark(s) set forth on Exhibit D attached hereto, in the Territory in connection with (w) the PARI Products, (x) the RAPTOR Products offered

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by RAPTOR and its designees, and (y) any advertising or promotional materials associated therewith, in the manner mutually agreed to by the Parties pursuant to Section 3.4 of this Agreement, and (z) packaging and prescribing information. The license set forth herein shall immediately terminate with respect to (w), (x), and (y), upon expiration or sooner termination of this Agreement and with respect to (z), upon expiration or sooner termination of the Development Agreement.

(ii) Subject to the terms and conditions set forth in this Agreement, RAPTOR hereby grants to PARI a non-exclusive, non-transferable right and license to use RAPTOR’s trademark(s) set forth on Exhibit D attached hereto, in the Territory in connection with (w) the PARI Products, (x) the RAPTOR Products, and (y) any advertising or promotional materials associated therewith, in the manner mutually agreed to by the Parties pursuant to Section 3.4 of this Agreement, and (z) packaging and prescribing information. The license set forth herein shall immediately terminate with respect to (w), (x), and (y), upon expiration or sooner termination of this Agreement and with respect to (z), upon expiration or sooner termination of the Development Agreement.

(b) Notices. Each of PARI and RAPTOR agree to use commercially reasonable efforts to mark all materials, including packaging, advertising and promotional materials, that incorporate the trademarks of the other Party hereto that are licensed above in Section 9.1(a) with the symbol ™ or ®, as applicable, and the following attribution notice: “[Insert applicable trademark from Exhibit D] is a trademark of [insert applicable Party that owns the relevant trademark]”. In addition, each Party shall comply with any additional reasonable requirements established by the other Party with respect to the use of its trademarks.

(c) Ownership. Each Party represents and warrants that it owns all right, title and interest in and to its trademarks set forth in Exhibit D. Neither Party shall challenge, cause others to challenge or assist in any challenge to the validity of the other Party’s trademarks, any registrations thereof or the ownership thereof. Each of RAPTOR and PARI shall be solely responsible for taking such actions as it deems appropriate to obtain trademark, service mark or copyright registration for its trademarks. All uses of or references to each Party’s trademarks shall inure to the benefit thereof, and all rights with respect to such Party trademarks not specifically granted in this Agreement shall be and are hereby reserved to such Party.

(d) Infringement. If either Party learns of any activity by a Third Party which might constitute an infringement of the other Party’s rights in any of its trademarks, or if any Third Party asserts that a Party’s use of the other Party’s trademarks constitutes unauthorized use or infringement, such Party shall so notify the other Party. The notifying Party shall make all reasonable efforts to assist the other Party, at the other Party’s expense and request, with any litigation concerning such trademarks, including providing such evidence and/or expert assistance as the notifying Party may have within its control.

(e) Quality Control. Each Party hereto acknowledges and agrees that the other Party shall be entitled to monitor the use of its respective trademarks pursuant to this

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Agreement. If a Party determines that any of its trademarks is not being used properly, it shall so notify the other Party in writing or through the Joint Steering Committee and such other Party shall take steps to: (i) reassure the notifying Party that the trademark usage is proper or (ii) comply with any changes necessary to address the notifying Party’s concerns.

ARTICLE X

CONFIDENTIALITY

10.1 Confidentiality and Non-Use Obligations. Article 11 of the Development Agreement is hereby incorporated herein by reference and shall govern all Confidential Information exchanged between the Parties under this Agreement.

10.2 Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of Article 9 or Article 10 may cause immediate and irreparable harm which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the non-breaching Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification of RAPTOR. PARI shall at all times during and after the Term of this Agreement be responsible for, and shall defend, indemnify and hold RAPTOR, its Affiliates, sublicensees, directors, officers, employees, agents and representatives harmless from and against any and all third party claims, lawsuits, proceedings and demands and all associated losses, expenses, recoveries and damages, including reasonable legal expenses, costs and attorneys’ fees, arising out of: (i) the design, manufacture or function of PARI Products; (ii) any alleged or actual infringement of any patent right, trade secret right or other intellectual property right of a third party by any PARI Product; (iii) any breach of this Agreement by PARI or those performing under this Agreement on behalf of PARI; provided however, that (a) RAPTOR gives PARI prompt notice of any such claim or lawsuit; (b) PARI has the right to compromise, settle or defend such claim or lawsuit; and (c) RAPTOR, at the expense of PARI, cooperates with PARI in the defense of such claim or lawsuit. RAPTOR, at its expense, may participate in the defense of any such claim or lawsuit.

11.2 Indemnification of PARI. RAPTOR shall at all times during and after the Term of this Agreement be responsible for, and shall defend, indemnify and hold PARI, its Affiliates, sublicensees, directors, officers, employees, agents and representatives harmless from and against any and all third party claims, lawsuits, proceedings and demands and all associated losses, expenses, recoveries and damages, including reasonable legal expenses, costs and attorneys’ fees, arising out of: (i) the distribution, use or sale of RAPTOR Products; (ii) any alleged or actual infringement of any patent right, trade secret right or other intellectual property right of a third party by the RAPTOR Product; (iii) any breach of this Agreement by RAPTOR or those performing under this Agreement on behalf of RAPTOR; provided however, that:

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(a) PARI gives RAPTOR prompt notice of any such claim or lawsuit; (b) RAPTOR has the right to compromise, settle or defend such claim or lawsuit; and (c) PARI, at the expense of RAPTOR, cooperates with RAPTOR in the defense of such claim or lawsuit. PARI, at its expense, may participate in the defense of any such claim or lawsuit.

11.3 Indemnification Procedures. In the event of any Claim that may be subject to indemnification under this Article 11, the indemnified Party shall (a) promptly notify the indemnifying Party of such Claim; (b) at indemnifying Party expense, reasonably cooperate with the indemnifying Party in the defense of such Claim; and (c) not settle any such Claim without the indemnifying Party’s written consent, which shall not be unreasonably withheld, conditioned or delayed. The indemnifying Party shall keep the indemnified Party informed at all times as to the status of its efforts. The indemnifying Party shall not settle any such Claim without the prior written consent of the indemnified Party, which shall not be unreasonably withheld, conditioned or delayed, unless (x) such settlement includes an unconditional release of the indemnified Party from all liability arising out of such Claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the indemnified Party. The indemnified Party may participate in proceedings relating to any indemnified Claim with counsel of its own choosing at its own expense.

11.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, TORT, WARRANTY, STRICT LIABILITY OR OTHERWISE, INCLUDING DAMAGES FOR LOST PROFITS.

11.5 Insurance. Each party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (a) Commercial General Liability Insurance with a per-occurrence limit of not less than [***] and (b) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than [***]. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [***] years thereafter. Upon the other Party’s written request from time to time, each party shall promptly furnish to the other Party a certificate of insurance or other evidence of the required insurance.

ARTICLE XII

TERM

12.1 Term. This Agreement shall become effective upon the Effective Date and shall remain in full force and effect until [***], unless earlier terminated pursuant to Section 12.2 below (the “Term”).

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12.2 Termination.

(a) For Lack of Necessity. In the event that the Transaction has not closed by December 31 2015 and PARI has not received the payment required pursuant to Section 2 of the Letter Agreement (the “Letter Agreement”) between the Parties of even date herewith, this agreement will automatically terminate (the “Expiration Event”) without any further action by either Party.

(b) By Mutual Agreement. This Agreement may be terminated at any time upon the mutual written agreement of the Parties.

(c) For Insolvency. This Agreement may be terminated by either Party in the event the other Party files an application for commencement of bankruptcy, civil rehabilitation, corporate reorganization, corporate liquidation or special liquidation procedures, or any mailing of order or notice of attachment or provisional attachment on any assets of such other Party, or any other insolvency.

(d) For Cause. If a Party is in material breach of this Agreement, then the non-breaching Party may deliver notice of such material breach to the other Party. For all material breaches other than a failure to make a payment set forth in this Agreement, the breaching Party shall have [***] days to cure such material breach from the receipt of the notice or to dispute. With respect to any failure to make a payment set forth in this Agreement, the breaching Party shall have [***] days from the receipt of the notice to dispute or cure such non-payment. If the Party receiving notice of material breach or failure to make a payment fails to cure, or fails to dispute, that material breach or failure to make a payment within the applicable period set forth above, then the non-breaching Party may terminate this Agreement immediately on written notice of termination. If the breaching Party in good faith disputes such material breach or failure to make a payment, or disputes the failure to cure or remedy such material breach or failure to make a payment and provides written notice of that dispute to the non-breaching Party within the above time periods, then the matter will be addressed under the dispute resolution provisions in Section 13.8 and the non-breaching Party may not terminate this Agreement until it has been determined under Section 13.8 that the breaching Party is in material breach of this Agreement or failed to make a payment, and such breaching Party further fails to cure such material breach within [***] days, or make such payment within [***] days, after the conclusion of that dispute resolution procedure.

(e) For Convenience. Either Party shall be permitted to terminate this Agreement, which shall result in an automatic termination of the Development Agreement too, if RAPTOR ceases to develop and commercialize the RAPTOR Product for a period of [***] years or more. Such termination shall be effective thirty (30) days after the notice of termination in accordance with Article XIII.

12.3 No Waiver. The termination or expiration of this Agreement, as the case may be, shall not act as a waiver of any breach of this Agreement and shall not act as a release of either

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Party from any liability or obligation incurred under this Agreement through the date of such termination or expiration, including payments due PARI pursuant to this Agreement.

12.4 Consequences of Termination.

(a) Supply Following Expiration. At RAPTOR’s request, prior to the expiration of this Agreement under Section 12.1 above, the parties shall meet and discuss in good faith a new agreement, containing commercially reasonable, arms-length terms, pursuant to which PARI and its Affiliates shall make, have made, import and export PARI Products to RAPTOR following the expiration of this Agreement.

(b) Survival. Sections 4.2, 4.4, 8.2, 8.3, 8.4, and 12.4, and Articles 1, 10, 11 (with respect to any Claim that is attributable to any cause that occurs under this Agreement prior to its expiration or termination, as applicable) and 13 of this Agreement shall survive expiration or termination of this Agreement for any reason.

(c) Promptly following the Expiration Event, PARI and RAPTOR shall take all steps necessary, required or advisable to unwind any and all steps or actions taken by or on behalf of the parties under this Agreement, the Development Agreement or the Letter Agreement and RAPTOR shall promptly reimburse PARI for all costs and expenses (x) incurred by PARI during the period from the date of this Agreement through the date of the Expiration Event and (y) related to the winding down and/or undoing of all steps and/or actions taken prior to the Expiration Event.

ARTICLE XIII

MISCELLANEOUS

13.1 Notices. All notices and other communications given hereunder shall be in writing. Notices shall be effective when delivered, if delivered personally. Otherwise, they shall be effective when sent to the parties at the addresses or numbers listed below, as follows: on the business day delivered (or the next business day following delivery if not delivered on a business day) if sent by a local or long distance courier, prepaid telegram, telefax or other facsimile means.

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If to PARI to:

PARI Pharma GmbH

Moosstrasse 3

D-82319 Starnberg, Germany

Attention: Dr. Martin Knoch

Title: President

Telefax No.:[### ### (##) ### ###-##

with a copy to:

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

Attention: Patrick A. De Ridder, Esq.

Telefax No.: (###) ###-####

If to RAPTOR to:

RAPTOR Pharmaceuticals, Inc.

Attention: Mike Desjardin

Senior Vice President, Technical Operations

7 Hamilton Landing Suite 100

Novato, CA 94949 ## (###) ###-####

with a copy to:

RAPTOR Pharmaceuticals, Inc.

Attention: Ashley Gould

General Counsel

7 Hamilton Landing Suite 100

Novato, CA 94949

Any Party may by such notice change the address to which notice or other communications to it are to be delivered or mailed.

13.2 Force Majeure. No failure or omission by either Party in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties including, but not limited to, the following which, for the purposes of this Agreement, shall be

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regarded as beyond the control of the Party in question: (a) any act or omission of any government; (b) any future rule, regulation or order issued by any governmental authority or by any officer, department, agency, or instrumentality thereof which makes such performance impossible or commercially unreasonable; or (c) any Act of God, fire, storm, flood, earthquake, accident, war, terrorism, rebellion, insurrection, riot, invasion, strike, and lockout.

13.3 Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other, nor shall the Parties be deemed to be partners or joint venturers. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking.

13.4 Choice of Language. This Agreement, originally written in the English language, shall be governed by the English language. In the event any dispute arises with respect to this Agreement, the meanings of all terms and provisions of this Agreement shall be interpreted in their original English form. The governing language of all correspondence related to reporting, negotiation, disputes, arbitration and notice requirements shall be the English language. The Parties shall bear their own expenses for having text or other communications translated into the English language.

13.5 Waivers and Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any total or partial exercise of any other right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of other rights or remedies which any Party may otherwise have.

13.6 Successors and Assigns. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, and any purported assignment by either Party without the prior written consent of the other Party shall be void, except that either Party may, without written consent of the other Party, assign its rights under this Agreement to any other corporation or other entity that succeeds to all or substantially all of that portion of its business or otherwise to which this Agreement relates pursuant to a merger, reorganization, consolidation or sale or disposition of substantially all of its assets related to that portion of its business, provided that the assignee (i) agrees in writing to be, bound by the assignor’s obligations hereunder and (ii) is not a PARI Competitor in case of assignment by RAPTOR. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Any assignment in contravention of the foregoing shall be null and void.

13.7 Governing Law. The rights and obligations of the Parties under this Agreement shall not be governed by the provisions of the 1980 U.N. Convention on Contracts for the

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International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended. Rather, this Agreement shall be governed by and construed in accordance with the Uniform Commercial Code and the internal laws of the State of New York without regard to its laws or regulations relating to conflicts of laws. This provision shall not preclude application of the United States Arbitration Act.

13.8 Dispute Resolution. Article 14 of the Development Agreement is hereby incorporated by reference herein and shall govern all disputes arising between the Parties under this Agreement.

13.9 Entire Agreement. This Agreement and the Development Agreement contain the entire understanding of the Parties hereto with respect to the subject matter contained herein and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications among the Parties, oral or written, with respect to such subject matter. The Development Agreement shall remain in full force and effect except for those provisions that are inconsistent with the terms and conditions under this Agreement, in which event the terms and conditions under this Agreement shall control.

13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or the arbitration panel, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11 Section Headings. The section headings contained in this Agreement are for the purpose of convenience and are not intended to define or limit the contents of such sections.

13.12 Further Assurances. Upon the reasonable request of either Party, the other Party shall execute any additional certificates or other documents that may be reasonably necessary to fully implement this Agreement.

13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.14 No Debarment. PARI represents and warrants that neither PARI nor any of its officers, directors, employees or agents have been debarred, and have been convicted of a crime which could lead to debarment under applicable laws and regulations, including but not limited to, the Generic Drug Enforcement Act of 1992, as amended, 21 United States Code §§ 306(a) and (b) (the “Debarment Act”). Further, PARI represents and warrants that it has not utilized, and shall use its best efforts not to utilize, the services of any individual or entity in the performance of PARI’s obligations under this Agreement that has been debarred or that has been convicted of a crime which could lead to debarment under applicable laws and regulations. In the event that PARI or any of its officers, directors, employees or agents becomes debarred or

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receives notice if action or threat of action with respect to its debarment, PARI shall notify RAPTOR immediately in writing.

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IN WITNESS WHEREOF, each Party hereto has executed or caused this Agreement to be executed on its behalf as of the Effective Date.

PARI PHARMA GMBH

By:	/s/ Martin Knoch
Name: Dr. Martin Knoch
Title: President

RAPTOR PHARMACEUTICALS, INC.

By:	/s/ Ted Daley
Name: Ted Daley
Title: Chief Business Officer

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EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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EXHIBIT D

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EXHIBIT E

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EXHIBIT F

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APPENDIX A

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